EXHIBIT I-1
                             NEWGULF POWER VENTURE
                    For the Twelve Months Ended June 30, 1998
                              Statement of Income
                                  (Unaudited)


Operating Revenues
   Electric revenues                     $ 1,671,881
                                         ------------

Operating Expenses                         1,454,820
General & Administrative                     294,190
Other Expenses                               282,186
Depreciation & Amortization                  541,087
Interest Expense                             360,738
                                         ------------
   Total Expenses                          2,933,021
                                         ------------

Income Before Income Taxes              $ (1,261,140)

Provision for Income Taxes                  (552,112)
                                         ------------

Net Income (Loss)                         $ (709,028)
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